Exhibit 99.1

PROFICIENT AUTO LOGISTICS REPORTS

SECOND quarter 2025 FINANCIAL RESULTS

JACKSONVILLE, FLORIDA – August 11, 2025 — Proficient Auto Logistics, Inc. (NASDAQ: PAL) (the “Company” or “Proficient”) today reported its financial results for the three months ended June 30, 2025, and comparative summary financial information for the Founding Companies (as defined below) on a combined basis for the three months ended June 30, 2024.

Second Quarter Summary (second quarter 2024 information on a combined basis)

Total Operating Revenue of $115.5 million, increased 21.4% from Q1 2025 and 8.4% from Q2 2024

Total Operating Income (Loss) of $0.1 million, versus ($2.4) million in Q1 2025 and $7.0 million in Q2 2024

Adjusted Operating Income(1) of $3.8 million, versus $1.2 million in Q1 2025 and $8.7 million in Q2 2024

Adjusted Operating Ratio(1) of 96.7% compared to 98.7% in Q1 2025 and 91.8% in Q2 2024

Total Units delivered of 631,426, an increase of 28% from Q1 2025 and 24% from Q2 2024

Rick O’Dell, Proficient’s Chief Executive Officer, commented, “In the second quarter, PAL delivered stronger revenue, largely from market share gains and the Brothers acquisition, demonstrating the importance of strategic execution in an uncertain environment. We are pleased to show improved profitability sequentially, though we have more work to do to control costs in a base market that continues to be weaker than expected coming into 2025. Month-to-month automotive sales rates have been volatile amidst changing tariff policy and cautious large purchase behavior by consumers. Our mandate is to deliver top quality service and operate efficiently while preserving the ability to scale up via share gains and acquisitions.”

Explanatory Note

On May 13, 2024, Proficient completed the initial public offering (the “IPO”) of its common stock and affected the acquisition of its Delta Auto Transport, Inc., Deluxe Auto Carriers, Inc., Sierra Mountain Group, Inc., Proficient Auto Transport, and Tribeca Automotive Inc. (collectively, the “Founding Companies”). For a full description of these transactions and subsequent acquisitions, please refer to our previously filed Form 10K.

The Company is providing below summary unaudited combined financial information for the three months ended June 30, 2025, with comparison to combined summary information from the preceding quarter ended March 31, 2025, and the year earlier quarter ended June 30, 2024. The summary unaudited combined financial information has been prepared by, and is the responsibility of, Proficient’s and the Founding Companies’ management. This information has not yet been subjected to audit, review or agreed-upon procedures of any audit firm, and therefore, there is no independent auditors’ opinion or any other form of assurance with respect thereto. Please refer to footnote 1 to the table for a description of periods included for the various acquired entities.

(1)	Adjusted Operating Income and Adjusted Operating Ratio are non-GAAP financial measures. See “Summary Unaudited Combined Financial Information” on the following pages for additional information regarding the use of Adjusted Operating Income and Adjusted Operating Ratio and a reconciliation to the most comparable GAAP measure.

Summary Unaudited Combined Financial Information (1)

($000s)	Three months ending -
	6/30/2025	3/31/2025	6/30/2024
Total Operating Revenue	$115,547	$95,206	$106,607

Total Operating (Loss) Income	125	(2,363)	7,041

Addback:
Amortization of Intangibles	2,455	2,416	1,076
Stock Compensation expense	1,221	1,183	613
Adjusted Operating Income (2)	3,801	1,236	8,730

Adjusted Operating Ratio (2)	96.7%	98.7%	91.8%

(Loss) Income before income taxes	(1,882)	(3,894)	5,793

Addback:
Depreciation & Amortization	10,102	8,904	4,761
Stock Compensation Expense	1,221	1,183	613
Interest Expense	1,838	1,571	1,247
Adjusted EBITDA (3)	11,279	7,764	12,414

Adjusted EBITDA Margin (3)	9.8%	8.2%	11.6%

(1)

The amounts shown above reflect the unaudited summary combined financial results of the five Founding Companies for the full three-month periods presented without any pro forma adjustments that would give effect to the completion of the IPO or any related transaction expenses or adjustments recognized as a result of the IPO and concurrent Combinations. The results of Proficient (acquiror entity) are included in the three months ended June 30, 2025, March 31, 2025 and June 30, 2024; however, they reflect only those operating expenses incurred following the closing of the IPO on May 13, 2024. Amounts related to Auto Transport Group (“ATG”) and Brothers Auto Transport (“BAT”) are included only since acquisition on August 16, 2024, and April 1, 2025, respectively.

(2)	Our management team reviews Adjusted Operating Income and the related Adjusted Operating Ratio, both of which are non-GAAP financial measures, as a basis for comparing the results of financial reporting periods excluding the impact of non-cash expenses related to stock-based compensation expense and amortization of intangibles resulting from our acquisitions. These measures provide management with the requisite insight regarding progress on operating and integration initiatives. The table above provides a reconciliation of Adjusted Operating Income to the most comparable GAAP measure and Adjusted Operating Ratio flows from that.

(3)	Our management team reviews Adjusted EBITDA and Adjusted EBITDA Margin, both of which are non-GAAP financial measures, to measure the operating performance and financial condition of our business and to make strategic decisions. See the Appendix for additional information regarding the use of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure and Adjusted EBITDA Margin flows from that.

Revenue and Profitability (1)

	Three months ending -
Select Operating Metrics	6/30/2025	3/31/2025	6/30/2024
Unit Volume - Company Deliveries	220,578	163,754	152,714
Revenue / Unit - Company Deliveries	$178.82	$185.38	$212.25

Unit Volume - Subhaulers	410,848	330,755	354,998
Revenue / Unit - Subhaulers	$166.50	$173.14	$190.77

Percent Revenue, Company Deliveries	37%	35%	32%
Percent Revenue, Subhaulers	63%	65%	68%

(1)	The amounts shown above reflect combined information for the five Founding Companies for the full three-month periods presented without any pro forma adjustments that would give effect to the completion of the IPO or any related transaction expenses or adjustments recognized as a result of the IPO and concurrent Combinations. Amounts related to ATG and BAT are included only since acquisition on August 16, 2024, and April 1, 2025, respectively.

Total revenue increased $20.3 million, or 21%, sequentially versus the first quarter of 2025, while unit volumes were up approximately 28%, as volume growth was modestly offset by a lower revenue per unit driven by customer mix and fewer spot buy opportunities in the quarter. The proportion of revenue delivered via company drivers increased to 37% in the quarter, improving truck asset utilization. Unit deliveries during the second quarter were up approximately 24% from the comparable period of 2024 while total revenue was up $8.9 million, or only 8.4%, compared to the second quarter of 2024, because of significantly lower revenue per unit year-over-year. The dedicated fleet portion of Proficient’s revenue was $3.8 million in the second quarter of 2025, compared to $4.3 million in the first quarter of 2025 and $7.3 million in the second quarter of last year.

The comparison of adjusted operating ratio year-over-year is negatively impacted by the step up in market value on fleet assets acquired when the IPO closed last year. The increased depreciation expense resulting from that step up in valuation represents 1.61% of the reported adjusted operating ratio for the most recent quarter.

Balance Sheet

The Company ended the second quarter with $13.6 million of cash and $90.2 million of debt (inclusive of $5.0 million drawn against its $20.0 million line of credit at the end of the quarter, down from $8.0 million drawn as of the end of the first quarter). This resulting net debt of approximately $76.6 million on June 30, 2025, equates to a net leverage ratio of 2.2x when compared to combined adjusted EBITDA of $35.2 million for the trailing twelve months.

The $90.2 million total debt also reflects full utilization of our $25.0 million term debt facility following the use of the undrawn capacity during the quarter to fund the cash portion of our BAT acquisition.

Conference Call

The Company will host an investor conference call at 5:00 p.m. EDT to discuss the results. Investors are invited to join the conference call by registering through the following link: https://register-conf.media-server.com/register/BIa8f63630c99c498cbbb1d9a5df394445, once registered, you will receive a dial-in and a unique pin to join the conference. You may also join the listen-only Webcast via https://edge.media-server.com/mmc/p/j5w37j4m.

About Proficient Auto Logistics

We are a leading specialized freight company focused on providing auto transportation and logistics services. Through the combination of seven industry-leading operating companies since our IPO in May 2024, we operate one of the largest auto transportation fleets in North America. We offer a broad range of auto transportation and logistics services, primarily focused on transporting finished vehicles from automotive production facilities, marine ports of entry, or regional rail yards to auto dealerships around the country.

Investor Relations:

Brad Wright

Chief Financial Officer and Secretary

Phone: 904-506-4317

email: Investor.relations@proficientautologistics.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to possible or assume future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions. We have based these forward-looking statements largely on our current expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our Annual Report on From 10-K (the “Annual Report”), and elsewhere in the Annual Report. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements regarding: the economic conditions in the global markets in which we operate; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and customer preferences, and achieve the anticipated benefits and associated cost savings of such strategies and actions; our ability to recruit and retain qualified driving associates, independent contractors and third-party auto transportation and logistics companies; an increase in the frequency or severity of accidents or other claims; our expectations regarding the successful implementation of the Combinations; geopolitical developments and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, on the United States and global economies in general, the transportation industry, or us in particular, and what effects these events will have on our costs and the demand for our services; our ability to manage our network capacity and cost structure for capital expenditures and operating expenses, and match it to shifting and future customer volume levels; our ability to compete effectively against current and future competitors; our ability to maintain our profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; and our future financial and operating results; our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; and the sufficiency of our existing cash to fund our future operating expenses and capital expenditure requirements.

The forward-looking statements made in this document relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Appendix

Non-GAAP Financial Measure

We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that EBITDA provides useful information in measuring our operating performance, generating future operating plans and making strategic decisions regarding allocation of capital. Management believes this information presents helpful comparisons of financial performance between periods by excluding the effect of certain non-recurring items.

Adjusted EBITDA

Adjusted EBITDA does not have a standardized meaning prescribed by GAAP and therefore it may not be comparable to similarly titled measures presented by other companies, and it should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Adjusted EBITDA is defined as net income (loss) for the period adjusted for interest expense, net, income tax expense (benefit), depreciation and amortization expense and stock compensation expense.

Summary Unaudited Combined Financial Information (1)

Twelve months ending-	6/30/2025
($000s)
(Loss) Income before income taxes	$(12,105)

Addback:
Depreciation & Amortization	35,918
Stock Compensation Expense	4,611
Interest Expense	6,777
Adjusted EBITDA	$35,201

(1)	The amounts shown above reflect combined information for the five Founding Companies for the twelve-month period presented without any pro forma adjustments that would give effect to the completion of the IPO or any related transaction expenses or adjustments recognized as a result of the IPO and concurrent Combinations. The results of Proficient (acquiror entity) are included in the twelve months ended June 30, 2025; however, they reflect only those operating expenses incurred following the closing of the IPO on May 13, 2024. Amounts related to ATG and BAT are included only since acquisition on August 16, 2024, and April 1, 2025, respectively

PROFICIENT AUTO LOGISTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	Successor
	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$13,646,252	$15,398,714
Accounts receivable, less allowance for credit losses (2025 - $189,916; 2024 - $134,372)	47,124,317	37,394,656
Net investment in leases, current portion	236,913	266,447
Maintenance supplies	1,600,211	1,356,814
Assets held for sale	36,000	265,900
Income tax receivable	871,414	2,944,742
Prepaid expenses and other current assets	8,431,839	10,060,169
Total current assets	71,946,946	67,687,442
Property and equipment, net of accumulated depreciation and amortization (2025 - $28,350,632; 2024 - $15,541,572)	127,655,334	122,636,636
Operating lease right-of-use assets	10,494,307	10,970,536
Net investment in leases, less current portion	89,103	175,330
Deposits	5,553,335	4,676,679
Goodwill	174,090,117	169,056,675
Intangible assets, net of amortization (2025 - $10,579,831; 2024 - $5,709,360)	129,840,169	132,490,640
Other long-term assets	788,749	393,006
Total assets	$520,458,060	$508,086,944

Liabilities, and stockholders’ equity
Current liabilities:
Accounts payable	$11,506,594	$9,829,355
Accrued liabilities	26,108,485	21,826,519
Income Tax Payable	42,470	-
Finance lease liabilities, current portion	54,274	89,184
Operating lease liabilities, current portion	1,902,908	1,825,970
Long-term debt, current portion	22,555,270	19,052,903
Total current liabilities	62,170,001	52,623,931

Long-term liabilities:
Line of credit	5,000,000	7,000,000
Finance lease liabilities, less current portion	-	8,343
Operating lease liabilities, less current portion	8,791,344	9,258,234
Long-term debt, less current portion	62,653,831	56,336,911
Deferred tax liability, net	39,972,654	42,638,079
Other long-term liabilities	2,341,923	2,241,923
Total liabilities	180,929,753	170,107,421

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 50,000,000 shares authorized; 27,738,985 and 27,069,114 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	277,389	270,691
Additional paid in capital	353,047,533	346,756,929
(Accumulated deficit) retained earnings	(13,796,615)	(9,048,097)
Total stockholders’ equity	339,528,307	337,979,523
Total Liabilities and Stockholders’ Equity	$520,458,060	$508,086,944

PROFICIENT AUTO LOGISTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Successor
	Six months ended June 30, 2025	Three months ended June 30, 2025
Operating revenue
Revenue, before fuel surcharge	$194,987,487	$107,372,359
Fuel surcharge and other reimbursements	12,230,095	6,802,255
Other revenue	1,993,867	688,122
Lease revenue	1,541,158	683,850
Total operating revenue	210,752,607	115,546,586

Operating Expenses
Salaries, wages and benefits	41,744,796	22,456,693
Stock-based compensation	2,404,506	1,221,497
Fuel and fuel taxes	12,845,111	6,779,856
Purchased transportation	106,156,861	58,948,018
Truck expenses	12,288,270	6,438,424
Depreciation	14,135,559	7,646,980
Intangible amortization	4,870,471	2,454,641
Loss (gain) on sale of equipment	(226,314)	(235,095)
Insurance premiums and claims	10,341,191	5,382,512
General, selling, and other operating expenses	8,429,304	4,327,702
Total Operating Expenses	212,989,755	115,421,228
Operating (loss) income	(2,237,148)	125,358
Other income and expense
Interest expense	(3,408,796)	(1,837,876)
Acquisition costs	(311,807)	(274,705)
Other income, net	181,291	105,069
Total other expense, net	(3,539,312)	(2,007,512)
Loss before income taxes	(5,776,460)	(1,882,154)
Income tax (benefit) expense	(1,027,942)	(325,321)
Net loss	$(4,748,518)	$(1,556,833)

Loss Per Share
Basic & Diluted	$(0.17)	$(0.06)

Weighted Average Shares
Basic & Diluted	27,341,813	27,611,515